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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549

                                   FORM 8-K

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 23, 1995
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                          SUBURBAN BANCSHARES, INC.
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            (Exact name of registrant as specified in its charter)


    Delaware                      0-16595                 54-1319411
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(State or other juris-         (Commission             (IRS Employer
 diction of incorporation)       File Number)           Identification No.)


7505 Greenway Center Drive, Greenbelt, Maryland                 20770
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(Address of principal executive offices)                    (ZIP Code)


Registrant's telephone number, including area code    (301) 474-6694
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                                Not Applicable
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        (Former name or former address, if changed since last report)



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                          CURRENT REPORT ON FORM 8K

ITEM 5.   OTHER EVENTS


     Suburban Bancshares, Inc. ("Suburban") and Financial Institutions Holding Corporation ("FIHC") have announced their agreement for Suburban to purchase from Irving L. Kidwell, Chairman of FIHC, 24.33% of Financial Institutions Holding Corporation for $2.26 million to be paid in cash and a promissory note. The agreement is subject to regulatory approval and other conditions of closing. Suburban and FIHC plan to discuss acquisition of the remaining shares of FIHC through an exchange of stock based on book values of the two companies.

     Financial Institutions Holding Corporation is the parent company of the Bank of Bowie, a small business community bank in Bowie, Maryland with $37 million in total assets. Suburban Bancshares, Inc., headquartered in Greenbelt, Maryland, is the parent company of Suburban Bank of Maryland, a community small business bank with four branches and assets of $85 million.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Suburban Bancshares, Inc.




Date  June 7, 1995                      /s/ Sibyl S. Malatras
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                                        Sibyl S. Malatras
                                        Senior Vice President





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